EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

IMPROVED SECOND QUARTER 2010 RESULTS

(Fort Smith, Arkansas, July 21, 2010) — Arkansas Best Corporation (Nasdaq: ABFS) today announced a second quarter 2010 net loss of $7.4 million, or $0.30 per share, compared to a net loss of $15.4 million, or $0.62 per share, in the second quarter of 2009.

“An improvement in daily tonnage levels at ABF was the major reason our second quarter loss narrowed compared to last year,” said Judy R. McReynolds, Arkansas Best President and Chief Executive Officer.  “We have been encouraged by the modest, but positive, pricing trend during the quarter and the fact that our customers continue to benefit from the traditional level of superior service for which ABF is known.  However, overall freight levels and yields need to continue to improve in order for ABF to return to consistent profitability.”

Arkansas Best Corporation

Second Quarter 2010

•                Revenue of $411.3 million, a per day increase of 13.4% from prior year quarter of $362.6 million

•                Net loss of $0.30 per share compared to a net loss of $0.62 per share in the prior year period

ABF Freight System, Inc.®

Second Quarter 2010

•                  Revenue of $379.4 million compared to $343.8 million in 2009, a per-day increase of 10.4%

•                  Total tonnage per day increase of 11.9% versus second quarter 2009 and a sequential increase of 14.0% versus first quarter 2010

•                  Total billed revenue per hundredweight of $23.59 compared to $23.81 in second quarter 2009, a decrease of 0.9%

•                  Operating loss of $12.6 million compared to an operating loss of $26.8 million in second quarter 2009

•                  Operating ratio of 103.3% compared to 107.8% in second quarter 2009

“Though some additional labor and equipment have been required as a result of the recent tonnage increases, this quarter’s improved operating ratio illustrates the operating leverage that is achieved from greater freight levels moving through the ABF network,” said Ms. McReynolds.

“Compared to second quarter last year, ABF benefited from lower nonunion fringe benefit costs which remain on track to produce yearly savings at the high end of the previously discussed $15 — $18 million range. Additionally, workers’ compensation and third-party casualty insurance claim costs, as a percent of revenue, were below the unusually high levels of last year’s second quarter, though somewhat above longer-term historical averages.”

“Recent competitor commentary suggests that there is a renewed industry focus on improved pricing and better operating margins,” said Ms. McReynolds.  “ABF has traditionally focused on individual account profitability by offering a high level of value to its customers in return for compensatory revenues.  ABF’s localized, personal service and its unique ability to ‘do the difficult things well’ results in a distinctive customer experience.  We are finding that this level of service is once again valued in the marketplace.”

“We have been encouraged by the improved economy so far this year and its resulting positive impact on our business.  However, the economy remains fragile and we are therefore prepared for a modest rate of recovery.  Our corporate strategy is designed to effectively manage through all market conditions,” said Ms. McReynolds.

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the 2010 second quarter results.  The call will be today, Wednesday, July 21, at 11:00 a.m. ET (10:00 a.m. CT).  Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers).  Following the call, a recorded playback will be available through the end of the day on Thursday, August 12, 2010.  To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers).  The conference call ID for the playback is 84971448.  The conference call and playback can also be accessed, through Thursday, August 12, on Arkansas Best’s website at arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company.  ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923.  ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America.  More information is available at arkbest.com and abf.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Statements contained in this press release that are not based on historical facts are “forward-looking statements.”  Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements.  Such statements are by their nature subject to uncertainties and risk including, but not limited to, recessionary economic conditions; competitive initiatives, pricing pressures and effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, the impact of any limitations on our customers’ access to adequate financial resources; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; relationships with employees, including unions; union and non-union employee wages and benefits, including changes in required contributions to multiemployer pension plans; governmental regulations and policies; future climate change legislation; costs of continuing investments in technology; the timing and amount of capital expenditures; the cost, integration and performance of any future acquisitions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
	(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$411,347	$362,635	$771,237	$702,312

OPERATING EXPENSES AND COSTS	422,157	389,932	817,313	758,211

OPERATING LOSS	(10,810)	(27,297)	(46,076)	(55,899)

OTHER INCOME (EXPENSE)
Interest and dividend income	274	803	608	1,733
Interest expense and other related financing costs	(434)	(344)	(999)	(685)
Other, net	(457)	1,392	211	311
	(617)	1,851	(180)	1,359

LOSS BEFORE INCOME TAXES	(11,427)	(25,446)	(46,256)	(54,540)

FEDERAL AND STATE INCOME TAXES
Current benefit	(847)	(2,805)	(9,336)	(22,213)
Deferred (benefit) provision	(3,232)	(7,277)	(8,200)	1,194
	(4,079)	(10,082)	(17,536)	(21,019)

NET LOSS	(7,348)	(15,364)	(28,720)	(33,521)

LESS: NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	96	79	116	79

NET LOSS ATTRIBUTABLE TO ARKANSAS BEST CORPORATION	$(7,444)	$(15,443)	$(28,836)	$(33,600)

LOSS PER SHARE
Basic	$(0.30)	$(0.62)	$(1.15)	$(1.35)
Diluted	(0.30)	(0.62)	(1.15)	(1.35)

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,182,579	25,043,815	25,137,886	25,042,874
Diluted	25,182,579	25,043,815	25,137,886	25,042,874

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.03	$0.15	$0.06	$0.30

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2010	2009
	(Unaudited)	Note
	($ thousands, except share data)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$80,457	$39,332
Short-term investment securities	63,487	93,861
Restricted cash equivalents and short-term investments	51,840	50,857
Accounts receivable, less allowances (2010 – $3,303; 2009 – $3,470)	135,627	115,459
Other accounts receivable, less allowances (2010 – $1,324; 2009 – $1,149)	8,113	6,749
Prepaid expenses	9,003	10,390
Deferred income taxes	33,427	39,035
Prepaid and refundable income taxes	3,643	24,726
Other	4,850	4,333
TOTAL CURRENT ASSETS	390,447	384,742

PROPERTY, PLANT AND EQUIPMENT
Land and structures	240,316	240,185
Revenue equipment	516,115	514,481
Service, office and other equipment	158,833	157,885
Leasehold improvements	22,108	21,839
	937,372	934,390
Less allowances for depreciation and amortization	528,362	505,538
	409,010	428,852

OTHER ASSETS	52,376	55,952

	$851,833	$869,546

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS — continued

	June 30	December 31
	2010	2009
	(Unaudited)	Note
	($ thousands, except share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$10,097	$21,941
Accounts payable	72,477	59,386
Income taxes payable	106	826
Accrued expenses	153,176	150,799
Current portion of long-term debt	7,396	3,603
TOTAL CURRENT LIABILITIES	243,252	236,555

LONG-TERM DEBT, less current portion	22,764	13,373

PENSION AND POSTRETIREMENT LIABILITIES	71,563	67,445

OTHER LIABILITIES	19,734	20,254

DEFERRED INCOME TAXES	20,013	31,023

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2010: 26,873,851 shares; 2009: 26,749,265 shares	269	267
Additional paid-in capital	276,450	274,663
Retained earnings	297,558	327,948
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(42,000)	(44,212)
TOTAL STOCKHOLDERS’ EQUITY	474,507	500,896

	$851,833	$869,546

Note: The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2010	2009
	(Unaudited)
	($ thousands)

OPERATING ACTIVITIES
Net loss	$(28,720)	$(33,521)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,096	37,916
Other amortization	133	147
Pension settlement expense	178	158
Share-based compensation expense	2,158	3,173
Provision for losses on accounts receivable	303	1,911
Deferred income tax provision (benefit)	(8,200)	1,194
Gain on sales of assets	(72)	(961)
Excess tax benefits from share-based compensation	(83)	—
Changes in operating assets and liabilities:
Receivables	(20,857)	(7,620)
Prepaid expenses	1,399	926
Other assets	706	534
Accounts payable, taxes payable, accrued expenses and other liabilities(1)(2)	36,187	(1,740)
NET CASH PROVIDED BY OPERATING ACTIVITIES	19,228	2,117

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases(1)	(3,399)	(12,730)
Proceeds from asset sales	2,676	2,922
Purchases of short-term investment securities	(27,542)	(75,288)
Proceeds from sales of short-term investment securities	57,916	64,095
Business acquisition, net of cash acquired	—	(4,873)
Capitalization of internally developed software and other	(2,293)	(2,621)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	27,358	(28,495)

FINANCING ACTIVITIES
Payments on long-term debt	(3,011)	(1,360)
Proceeds from issuance of long-term debt	11,416	—
Net change in bank overdraft	(11,844)	(3,236)
Change in restricted cash equivalents and short-term investments	(983)	—
Payment of common stock dividends	(1,554)	(7,740)
Excess tax benefits from share-based compensation	83	—
Proceeds from the exercise of stock options and other	432	152
NET CASH USED IN FINANCING ACTIVITIES	(5,461)	(12,184)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,125	(38,562)
Cash and cash equivalents at beginning of period	39,332	100,880
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$80,457	$62,318

(1)	Does not include $6.0 million and $5.4 million of equipment which was received but not yet paid for at June 30, 2010 and 2009, respectively.
(2)	2010 includes $31.5 million in federal and state income tax refunds related to taxes paid in prior years.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA
AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2010		2009		2010		2009
	(Unaudited)
	($ thousands)

OPERATING REVENUES
ABF Freight System, Inc.(1)	$379,443		$343,805		$712,468		$666,918
Other revenues and eliminations	31,904		18,830		58,769		35,394
Total consolidated operating revenues	$411,347		$362,635		$771,237		$702,312

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$248,985	65.6%	$245,226	71.3%	$485,424	68.1%	$478,723	71.8%
Fuel, supplies and expenses	64,729	17.1	52,733	15.3	125,641	17.6	103,261	15.5
Operating taxes and licenses	10,718	2.8	10,553	3.1	21,209	3.0	21,067	3.2
Insurance	5,929	1.6	6,417	1.9	10,111	1.4	9,920	1.5
Communications and utilities	3,313	0.9	3,563	1.0	7,179	1.0	7,534	1.1
Depreciation and amortization	16,908	4.5	17,861	5.2	34,706	4.9	36,471	5.5
Rents and purchased transportation	39,849	10.5	32,357	9.4	73,941	10.4	60,243	9.0
Gain on sale of property and equipment	(126)	—	(244)	(0.1)	(424)	(0.1)	(961)	(0.1)
Other	1,734	0.3	2,161	0.7	2,958	0.5	4,325	0.5
	392,039	103.3%	370,627	107.8%	760,745	106.8%	720,583	108.0%

Other expenses and eliminations	30,118		19,305		56,568		37,628

Total consolidated operating expenses and costs	$422,157		$389,932		$817,313		$758,211

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$(12,596)		$(26,822)		$(48,277)		$(53,665)
Other income (loss) and eliminations	1,786		(475)		2,201		(2,234)
Total consolidated operating loss	$(10,810)		$(27,297)		$(46,076)		$(55,899)

(1)          Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ABF FREIGHT SYSTEM, INC.

OPERATING STATISTICS

	Three Months Ended June 30			Six Months Ended June 30
	2010	2009	% Change	2010	2009	% Change

Workdays	63.5	63.5		126.5	126.0

Billed Revenue (1) / CWT	$23.59	$23.81	(0.9)%	$23.60	$23.83	(1.0)%

Billed Revenue (1) / Shipment	$339.17	$310.19	9.3%	$331.23	$307.23	7.8%

Shipments	1,130,062	1,114,148	1.4%	2,164,916	2,178,473	(0.6)%

Shipments / Day	17,796	17,546	1.4%	17,114	17,289	(1.0)%

Tonnage (tons)	812,355	725,835	11.9%	1,519,354	1,404,532	8.2%

Tons/Day	12,793	11,430	11.9%	12,011	11,147	7.7%

(1)          Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:            Mr. David Humphrey, Vice President, Investor Relations and Corporate Communications Telephone: (479) 785-6200

END OF RELEASE